UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 12, 2011

GAIAM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-27515	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 222-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 12, 2011, Gaiam, Inc. (“Gaiam”) held its 2011 annual meeting of shareholders. The final results for each of the matters submitted to a vote of shareholders at the annual meeting were as follows:

(1)	The following individuals were elected as Directors of Gaiam to serve until the next annual meeting of shareholders to be held in 2012 or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Jirka Rysavy	64,968,929	3,676,362	—
Lynn Powers	64,970,751	3,674,540	—
James Argyropoulos	64,229,976	4,415,315	—
Barnet M. Feinblum	67,696,795	948,496	—
Barbara Mowry	65,823,164	2,822,127	—
Paul H. Ray	68,448,039	197,252	—

(2)	Compensation of Gaiam’s named executive officers was approved in a non-binding advisory vote:

For	Against	Abstain	Broker Non-Votes
68,573,762	66,123	5,406	—

(3)	A vote every three years on compensation of Gaiam’s named executive officers was approved in a non-binding advisory vote:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
8,158,165	18,631	60,465,157	3,338	—

In light of the voting results shown above and other considerations, Gaiam’s Board of Directors determined that Gaiam will hold the next advisory vote on compensation of Gaiam’s named executive officers in 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.

By:	/s/ Stephen J. Thomas
Stephen J. Thomas
Chief Financial Officer

Date: May 16, 2011

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